UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2017

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Securityholders

All resolutions proposed at the Extraordinary General Meeting of Shareholders (“EGM”) of uniQure N.V. (“uniQure”) held on Thursday, September 14, 2016 have been passed.  The total number of ordinary shares eligible to vote at the EGM was 25,629,099, with one vote per ordinary share with 13,026,542 ordinary shares being voted.

The shareholders of uniQure voted on the following agenda items, each of which is described in more detail in uniQure’s proxy statement:

Agenda Item 2- To appoint Dr. Springhorn as non-executive director

Regarding the proposal to appoint Dr. Springhorn as a non-executive director member of the Board for a term ending at the 2020 annual general meeting of shareholders (“AGM”), 12,815,265 votes cast in favor, 104,232 votes cast against, 107,045 votes abstained, 0 non-votes and 0 uncast votes.

Agenda Item 3 - To appoint Mr. Balachandran as non-executive director

Regarding the proposal to appoint Mr. Balachandran as a non-executive director member of the Board for a term ending at the 2020 AGM, 12,878,314 votes cast in favor, 41,170 votes cast against, 107,058 votes abstained, 0 non-votes and 0 uncast votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: September 14, 2017	By:	/S/ MATTHEW KAPUSTA
Matthew Kapusta
Chief Executive Officer and interim Chief Financial Officer